Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FIRST QUARTER OF 2022

•
Pzena reports first quarter 2022 Diluted EPS of $0.16.

•
Assets under management ends the first quarter at $52.8 billion.
•
Q1 2022 revenue increases 15 percent to $52.8 million from Q1 2021.
•
Board declares a quarterly dividend of $0.03 per share.

NEW YORK, April 19, 2022 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three months ended March 31, 2022 and 2021 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended March 31,
	2022	2021
	(unaudited)
Basic Net Income	$2,815	$4,187
Basic Earnings per Share	$0.16	$0.24

Diluted Net Income	$13,489	$19,731
Diluted Earnings per Share	$0.16	$0.24

GAAP diluted net income and GAAP diluted earnings per share were $13.5 million and $0.16, respectively, for the three months ended March 31, 2022, and $19.7 million and $0.24, respectively, for the three months ended March 31, 2021.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, no adjustments were made to GAAP earnings. Management uses the as adjusted measures to assess the strength of the underlying operations of the business. It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company, is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2022	2021	2021	2022	2021
Separately Managed Accounts
Assets
Beginning of Period	$19.4	$18.8	$17.3	$19.4	$10.8
Inflows	0.3	0.5	0.7	1.6	2.1
Outflows	(0.3)	(0.2)	(1.0)	(2.2)	(2.4)
Net Flows	—	0.3	(0.3)	(0.6)	(0.3)
Market Appreciation/(Depreciation)	0.1	0.5	2.7	1.0	8.5
Foreign Exchange[1]	(0.1)	(0.2)	(0.3)	(0.4)	0.4
End of Period	$19.4	$19.4	$19.4	$19.4	$19.4

Sub-Advised Accounts
Assets
Beginning of Period Assets	$30.5	$29.3	$23.3	$26.9	$14.3
Inflows	1.2	1.2	1.5	6.8	5.7
Outflows	(1.3)	(1.1)	(1.3)	(5.0)	(5.2)
Net Flows	(0.1)	0.1	0.2	1.8	0.5
Market Appreciation/(Depreciation)	0.5	1.2	3.6	2.5	11.9
Foreign Exchange[1]	(0.2)	(0.1)	(0.2)	(0.5)	0.2
End of Period	$30.7	$30.5	$26.9	$30.7	$26.9

Pzena Funds
Assets
Beginning of Period Assets	$2.6	$2.7	$2.7	$2.9	$1.7
Inflows	0.2	0.1	0.2	0.6	0.6
Outflows	(0.1)	(0.2)	(0.3)	(0.8)	(0.8)
Net Flows	0.1	(0.1)	(0.1)	(0.2)	(0.2)
Market Appreciation/(Depreciation)	—	—	0.4	—	1.3
Foreign Exchange[1]	—	—	(0.1)	—	0.1
End of Period	$2.7	$2.6	$2.9	$2.7	$2.9

Total
Assets
Beginning of Period	$52.5	$50.8	$43.3	$49.2	$26.8
Inflows	1.7	1.8	2.4	9.0	8.4
Outflows	(1.7)	(1.5)	(2.6)	(8.0)	(8.4)
Net Flows	—	0.3	(0.2)	1.0	—
Market Appreciation/(Depreciation)	0.6	1.7	6.7	3.5	21.7
Foreign Exchange[1]	(0.3)	(0.3)	(0.6)	(0.9)	0.7
End of Period	$52.8	$52.5	$49.2	$52.8	$49.2

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Separately Managed Accounts	$26,184	$25,753	$24,547
Sub-Advised Accounts	21,939	20,400	16,628
Pzena Funds	4,637	4,811	4,696
Total	$52,760	$50,964	$45,871

Revenue was approximately $52.8 million for the first quarter of 2022, an increase of 3.5% from $51.0 million for the fourth quarter of 2021 and an increase of 15.0% from $45.9 million for the first quarter of 2021.

There were $0.5 million of performance fees recognized during the first quarter of 2022, compared to $0.1 million of performance fees recognized during the fourth quarter of 2021 and no performance fees recognized during the first quarter of 2021.

Average assets under management for the first quarter of 2022 were $53.1 billion, increasing 3.1% from $51.5 billion for the fourth quarter of 2021, and increasing 17.0% from $45.4 billion for the first quarter of 2021. The increase from the first quarter of 2021 reflects market appreciation and net inflows.

The weighted average fee rate was 0.397% for the first quarter of 2022, remaining relatively flat from 0.396% for the fourth quarter of 2021, and decreasing from 0.404% for the first quarter of 2021.

The weighted average fee rate for separately managed accounts was 0.532% for the first quarter of 2022, decreasing from 0.539% for the fourth quarter of 2021 and from 0.545% for the first quarter of 2021. The decrease from the fourth quarter of 2021 primarily reflects a shift in assets to certain strategies that typically carry lower fee rates. The decrease from the first quarter of 2021 primarily reflects an increase in assets due to market appreciation as the rates we earn in the majority of our fee schedules decline as the assets increase.

The weighted average fee rate for sub-advised accounts was 0.285% for the first quarter of 2022, increasing from 0.274% for the fourth quarter of 2021, and from 0.270% for the first quarter of 2021. The increase from the fourth quarter of 2021 and the first quarter of 2021 reflects an increase in performance fees recognized during the first quarter of 2022. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years. During the first quarter of 2022, the Company recognized $0.5 million of performance fees related to this client relationship. During the fourth quarter of 2021, and first quarter of 2021, the Company recognized a $0.9 million and $1.0 million reduction in base fees, respectively, related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.695% for the first quarter of 2022, decreasing from 0.717% for the fourth quarter of 2021, and increasing from 0.681% for the first quarter of 2021. The decrease from the fourth quarter of 2021 primarily reflects a shift in assets to certain strategies that typically carry lower fee rates. The increase from the first quarter of 2021 primarily reflects an increase in performance fees recognized in the first quarter of 2022.

Total operating expenses were $26.1 million for the first quarter of 2022, increasing from $24.5 million for the fourth quarter of 2021, and from $22.8 million for the first quarter of 2021. The increase in compensation and benefits expense from the fourth quarter of 2021 primarily reflects compensation expenses recognized in the first quarter associated with tax payments and the Company's employee profit sharing and savings plan, which generally do not recur during the year. The increase in general and administrative expenses from the fourth quarter of 2021 primarily reflects an increase in occupancy costs and professional fees. The increase in compensation and benefits expense from the first quarter of 2021 reflects an increase in employee headcount and compensation. The increase in general and administrative expenses from the first quarter of 2021 primarily reflects an increase in professional fees and occupancy costs. The increase in occupancy costs for the first quarter of 2022 is due to the extension of the Company's New York office lease.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Compensation and Benefits Expense	$21,186	$19,981	$19,135
General and Administrative Expense	4,945	4,483	3,696
Operating Expenses	$26,131	$24,464	$22,831

As of March 31, 2022, employee headcount was 143, increasing from 140 at December 31, 2021, and from 124 at March 31, 2021.

The operating margin was 50.5% for the first quarter of 2022, compared to 52.0% for the fourth quarter of 2021, and 50.2% for the first quarter of 2021.

Other income/ (expense) was income of approximately $0.1 million for the first quarter of 2022, $2.0 million for the fourth quarter of 2021, and $4.4 million for the first quarter of 2021.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan. Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net Interest and Dividend Income	$462	$340	$197
Gains/ (Losses) and Other Investment Income	(245)	1,023	4,100
Other Income/ (Expense)	(139)	594	58
GAAP Other Income/ (Expense)	78	1,957	4,355
Outside Interests of Investment Partnerships[1]	(844)	(323)	(194)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$(766)	$1,634	$4,161

1 Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $8.2 million for the first quarter of 2022, $2.8 million for the fourth quarter of 2021, and $2.4 million for the first quarter of 2021. The first quarter of 2022 income tax expense reflects a $5.9 million expense associated with a change in estimate of uncertain tax positions due to a change in interpretation of administrative rulings.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Corporate Income Tax Expense	$1,111	$1,576	$1,500
Unincorporated and Other Business Tax Expense	7,114	1,213	866
Income Tax Expense	$8,225	$2,789	$2,366

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Operating Company Allocation	$14,823	$20,524	$20,648
Outside Interests of Investment Partnerships[1]	844	323	194
GAAP Net Income Attributable to Non-Controlling Interests	$15,667	$20,847	$20,842

1 Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

On April 19, 2022, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock. The following dates apply to the dividend:

Record Date: April 29, 2022

Payment Date: May 20, 2022

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.62 per share of its Class A common stock.

First Quarter 2022 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, April 20, 2022. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-200-6205; Canada callers should dial 833-950-0062; international callers should dial 929-526-1599. All callers will need to use access code 695982 to join the call.

Replay: The conference call will be available for replay through May 4, 2022, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2022 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Cash and Cash Equivalents	$35,576	$81,133
Restricted Cash	2,214	1,056
Due from Broker	131	55
Advisory Fees Receivable	41,999	41,127
Investments	71,584	95,506
Prepaid Expenses and Other Assets	7,986	5,836
Right-of-use Assets	32,516	10,014
Deferred Tax Asset	24,106	25,886
Property and Equipment, Net of Accumulated
Depreciation of $7,367 and $7,086, respectively	4,003	3,687
TOTAL ASSETS	$220,115	$264,300

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$27,884	$44,167
Due to Broker	124	—
Securities Sold Short	276	237
Liability to Selling and Converting Shareholders	24,679	24,679
Lease Liabilities	33,042	10,323
Deferred Compensation Liability	2,066	6,840
TOTAL LIABILITIES	88,071	86,246

Equity:
Total Pzena Investment Management, Inc.'s Equity	37,313	42,588
Non-Controlling Interests	94,731	135,466
TOTAL EQUITY	132,044	178,054
TOTAL LIABILITIES AND EQUITY	$220,115	$264,300

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended
	March 31,
	2022	2021
	(unaudited)
REVENUE	$52,760	$45,871

EXPENSES
Compensation and Benefits Expense	21,186	19,135
General and Administrative Expense	4,945	3,696
TOTAL OPERATING EXPENSES	26,131	22,831
Operating Income	26,629	23,040

Other Income/ (Loss)	78	4,355

Income Before Taxes	26,707	27,395

Income Tax Expense	8,225	2,366
Consolidated Net Income	18,482	25,029

Less: Net Income Attributable to Non-Controlling Interests	15,667	20,842

Net Income Attributable to Pzena Investment Management, Inc.	$2,815	$4,187

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,815	$4,187
Basic Earnings per Share	$0.16	$0.24
Basic Weighted Average Shares Outstanding	17,350,846	17,240,412

Net Income for Diluted Earnings per Share	$13,489	$19,731
Diluted Earnings per Share	$0.16	$0.24
Diluted Weighted Average Shares Outstanding	86,694,305	83,451,997